UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2007

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 2, 2007, Allied Nevada Gold Corp. (the “Company”) entered into an Investor Relations Services Agreement (the “Agreement”) with Sierra Partners II LLC (“Sierra”).  W. Durand “Randy” Eppler, President of Sierra, is a director of the Company.  Pursuant to the terms of the Agreement, Sierra will receive a monthly retainer of $15,000 and will also be granted, subject to Board approval, an option to purchase 45,000 shares of the Company’s common stock in accordance with the Company’s 2007 Stock Option Plan (the “Stock Option Plan”) on terms to be determined.  All stock option grants under the Stock Option Plan are contingent on stockholder approval of the Stock Option Plan, which is expected to be sought at the Company’s first annual meeting of stockholders anticipated to be held in 2008.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Appointment of Executive Chairman

At a meeting held June 27, 2007, the Board of Directors of the Company voted to appoint Robert Buchan to the position of Executive Chairman.  In this capacity, Mr. Buchan will assist the Company with its overall growth strategy, including the establishment of appropriate strategic relationships within the institutional investment arena.

Mr. Buchan, age 59, has been a director of the Company since March 1, 2007 and has served as Chairman of the Board of Directors of the Company since April 13, 2007.  He also serves as Executive Chairman and director of Quest Capital Corp. (April 2005 to present) (“Quest”) and as a director of Rockwater Capital Corporation, bcMetals Corporation, Katanga Mining Limited and Endeavour Mining Capital Corp.  Mr. Buchan previously held the position of Chairman and Chief Executive Officer of Kinross Gold Corporation from January 1993 to April 2005.

The Company plans to enter into a definitive employment agreement with Mr. Buchan, pursuant to which he will be entitled to compensation for his role as Executive Chairman in the amount of (a) annual chairman’s fees of $75,000 (as previously disclosed by the Company), (b) 10-year non-qualified stock options in accordance with the Stock Option Plan to purchase up to 300,000 shares of the Company’s common stock, with a grant date of July 3, 2007, at an exercise price per share to be determined in accordance with the Stock Option Plan as the closing price of the Company’s common stock on the grant date (the “Options”), and (c) 300,000 Restricted Share Units (“RSUs”), with a grant date of July 3, 2007, in accordance with a Restricted Stock Unit Plan (the “RSU Plan”) of the Company anticipated be adopted by the Board of Directors.  As with option grants under the Stock Option Plan, all RSU grants will be contingent on stockholder approval of the RSU Plan, which is expected to be sought at the Company’s first annual meeting of stockholders anticipated to be held in 2008.

Mr. Buchan’s Options will vest in equal one-third installments over three years, until fully vested on the third anniversary of the grant date.  His RSUs would vest in accordance with the same schedule as the Options.

On May 5, 2006, Quest entered into a letter agreement with Vista Gold Corp. (“Vista”), the Company’s former parent, pursuant to which Quest provided certain advisory services to Vista in connection with that certain Arrangement and Merger Agreement, as amended, by and among the Company, Vista and Janet and Carl Pescio, included as Exhibit 10.1 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on January 12, 2007.  As consideration for these services, Quest was paid a monthly retainer of $10,000 and was granted 10,000 Vista common shares.  The total cash consideration received by Quest as compensation for the services under the letter agreement was $110,000.00.

As discussed more fully in Item 8.01, the Company intends to complete, following regulatory approval, a non-brokered private placement which, if completed, will result in estimated gross proceeds to the Company of CDN$15 million.  Mr. Buchan has announced his intention to purchase up to approximately CDN$4,000,000 of this total.  In addition, the Company has agreed to pay Quest a commission based upon actual gross proceeds received from the private placement as compensation for assisting the Company in finding purchasers.  Quest will also be issued a warrant exercisable for Units (as defined in Item 8.01, below) sold in the private placement.  The total number of Units subject to this warrant will be based upon the actual number of Units sold in the private placement.

(d)                                 Election of Directors

At a meeting held June 27, 2007, the Board of Directors elected John W. Ivany, D. Bruce Sinclair and Robert Wardell as directors of the Company, each to serve until the Company’s next annual meeting of shareholders.  The Board of Directors has not yet determined committee assignments for these new directors.

(e)                                  Compensatory Arrangements With Executive Officers and Directors

On June 27, 2007, the Board of Directors approved the grant of 10-year non-qualified stock options to non-employee directors and Company executives under the Stock Option Plan, with a grant date of July 3, 2007, as follows:

Option Grants

Non-Employee Directors

Name	Number of Options

W. Durand Eppler	100,000
Cameron A. Mingay	100,000
Terry M. Palmer	100,000
Carl Pescio	100,000
Michael B. Richings	100,000
A. Murray Sinclair	100,000
John W. Ivany	100,000
D. Bruce Sinclair	100,000
Robert Wardell	100,000

Executives

Name	Number of Options

Hal Kirby	400,000
Mike Doyle	150,000
Scott Caldwell	800,000
Robert M. Buchan	300,000 (see (c) above)

The exercise price per share for the above options will be determined in accordance with the Stock Option Plan as the closing price of the Company’s common stock on the grant date.  The options will vest in equal one-third installments over three years, until fully vested on the third anniversary of the grant date.   All of the above grants are contingent on stockholder approval of the Stock Option Plan, which is expected to be sought at the Company’s first annual meeting of stockholders anticipated to be held in 2008.

Item 8.01                                             Other Events.

On June 25, 2007, the Company issued a press release announcing its intention, subject to receipt of regulatory approval, to complete a non-brokered private placement financing which, if completed, will result in total gross proceeds to the Company of approximately CDN$15 million from the sale of up to 3,260,870 units (the “Units”) at a price of CDN$4.60 per unit (the “Financing”).  Each unit will consist of one share of common stock and one common share purchase warrant entitling the holder thereof to purchase an additional share of common stock at an exercise price of CDN$5.75 per share for a period of two years from the date of issue.  The press release is furnished as Exhibit 99.1 and is attached hereto.

In addition, the Company has agreed to pay a commission of 5% of the gross proceeds from the Financing to compensate eligible persons assisting the Company in finding purchasers (each, a “Finder”).  All Finders will be issued warrants exercisable for a number of Units equal, in the aggregate, to 5% of the total amount of Units sold in the Financing (collectively, “Finders’ Warrants”), exercisable for a period of two years from the date of issue at an exercise price of CDN$4.60.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 10.1	Investor Relations Services Agreement by and between Allied Nevada Gold Corp. and Sierra Partners II LLC, dated July 2, 2007.

Exhibit 99.1	Press Release of Allied Nevada Gold Corp., dated June 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

	By:	/s/ Scott A. Caldwell
Scott A. Caldwell
President and Chief Executive Officer

Date: July 3, 2007